                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   LSI LOGIC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             LSI LOGIC CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 2, 2001

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LSI Logic Corporation (the "Company"), a Delaware corporation, will be held on May 2, 2001 at 1:00 p.m., local time, at the Sheraton Palace Hotel located at 2 New Montgomery Street, San Francisco, California 94105, for the following purposes:

          1. To elect seven directors to serve for the ensuing year and until their successors are elected.

          2. To approve an amendment to the Amended and Restated Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 10,000,000.

          3. To approve an amendment to the Company's 1991 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 5,000,000.

          4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its 2001 fiscal year.

          5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     These items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 16, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          David G. Pursel
                                          Secretary

Milpitas, California
March 26, 2001

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                             LSI LOGIC CORPORATION
                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of LSI Logic Corporation (referred to as "LSI Logic" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 2, 2001 at 1:00 p.m., local time, or at any adjournment(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Sheraton Palace Hotel, located at 2 New Montgomery Street, San Francisco, CA 94105. The address of the Company's principal executive offices is 1551 McCarthy Boulevard, Milpitas, California 95035, and the Company's telephone number is (408) 433-8000.

     These proxy solicitation materials were mailed on or about March 26, 2001 to all stockholders entitled to vote at the meeting.

RECORD DATE; SHARES OUTSTANDING

     Stockholders of record at the close of business on the record date of March 16, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 322,582,165 shares of the Company's common stock, $0.01 par value, were issued and outstanding. On the Record Date, the closing price of the Company's common stock on the New York Stock Exchange was $16.23 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Company or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "ELECTION OF DIRECTORS -- REQUIRED VOTE." The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Georgeson & Company, Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Georgeson & Company, Inc. a fee not to exceed $10,000 for its services and will reimburse it for certain out of pocket expenses estimated to be $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by some of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast at the annual meeting with respect to that matter (the "Votes Cast").

     The Company intends to count abstentions for purposes of determining both the presence or absence of a quorum and the total number of Votes Cast with respect to any matter (other than the election of directors).

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered to be Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan amendment). However, with respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), a broker non-vote has the same effect as a vote against the proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than November 26, 2001, which is 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

     If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2002 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Bylaws (the "Bylaw Deadline"), as described below in the section entitled "Other Matters." If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

     SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2002 annual meeting is February 9, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's year 2002 annual meeting. Because the Bylaw Deadline is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at next year's annual meeting and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting, including any stockholder proposals received between the date of this proxy statement and the Bylaw Deadline for this year's Annual Meeting, which is April 2, 2001 (the seventh day after this proxy statement is mailed).

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date, by all persons known to the Company to be beneficial owners of more than five percent of the Company's Common Stock, by all directors and executive officers named in the Summary Compensation Table on page 16 of this proxy statement and by all current directors and executive officers as a group.

                                                                 NUMBER
                                                               OF SHARES      APPROXIMATE
                                                              BENEFICIALLY    PERCENTAGE
                            NAME                                 OWNED           OWNED
                            ----                              ------------    -----------
T. Rowe Price Associates, Inc(1)............................   21,002,790        6.51%
Capital Research and Management Company(2)..................   17,150,000        5.32%
FMR Corp(3).................................................   16,407,985        5.09%
Wilfred J. Corrigan(4)......................................   12,628,936        3.91%
T.Z. Chu(5).................................................      175,650           *
Malcolm R. Currie(6)........................................      230,250           *
James H. Keyes(7)...........................................      168,750           *
R. Douglas Norby(8).........................................       72,456           *
Matthew J. O'Rourke(9)......................................       40,000           *
Larry Sonsini(10)...........................................            0           *
Joseph M. Zelayeta(11)......................................      704,000           *
John P. Daane(12)...........................................       32,390           *
John D'Errico(13)...........................................      177,145           *
W. Richard Marz(14).........................................      595,829           *
Thomas Georgens(15).........................................      158,875           *
All current directors and executive officers as a group
  17 persons(16)............................................   15,651,518        4.85%

---------------
  *  Less than 1%

 (1) As reported in Schedule 13G filed February 9, 2001 with the Commission, by
     T. Rowe Price Associates, Inc., ("T. Rowe Price"). T. Rowe Price, an investment advisor, has sole voting power with respect to 2,820,118 shares (of which 3,201 shares are subject to warrants and conversion privileges) and sole dispositive power with respect to 21,002,790 shares (of which 507,219 shares are subject to warrants and conversion privileges). The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

 (2) As reported in Schedule 13G filed February 12, 2001 with the Commission, by Capital Research and Management Company ("Capital"). As of December 31, 2000, Capital, as investment advisor to various investment companies, had sole dispositive power over all of these shares and no voting power over any shares. The address for Capital is 333 South Hope Street, Los Angeles, California 90071.

 (3) As reported in Amendment No. 2 to Schedule 13G filed January 10, 2001 with the Commission, by the Fidelity and Management Research Corporation ("FMR"). As of December 31, 2000, FMR, a parent holding company, had sole voting power with respect to 1,220,635 shares and sole dispositive power over 16,407,985 shares. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (4) Includes options to purchase 2,800,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

 (5) Includes options to purchase 73,750 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

 (6) Includes options to purchase 73,750 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

 (7) Includes options to purchase 73,750 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

 (8) Includes options to purchase 50,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

 (9) Includes options to purchase 40,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(10) Includes options to purchase 0 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(11) Includes options to purchase 673,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(12) Includes options to purchase 0 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(13) Includes options to purchase 160,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(14) Includes options to purchase 578,750 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(15) Includes options to purchase 125,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(16) Includes options to purchase 5,283,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below. All nominees are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee designated by the current Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting so as to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom to vote. The term of office of each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified.

     The names of the nominees for election to the Board of Directors, and certain information about them, are set forth below.

                                                                                              DIRECTOR
        NAME OF NOMINEE          AGE                   PRINCIPAL OCCUPATION                    SINCE
        ---------------          ---                   --------------------                   --------
Wilfred J. Corrigan............  63    Chairman of the Board of Directors and Chief             1981
                                       Executive Officer of the Company
T.Z. Chu.......................  66    Retired President of Hoefer Pharmacia Biotech, Inc.      1992
Malcolm R. Currie..............  74    Chief Executive Officer, Currie Technologies, Inc.       1992
James H. Keyes.................  60    Chairman and Chief Executive Officer, Johnson            1983
                                       Controls, Inc.
R. Douglas Norby...............  65    Vice President and Chief Financial Officer, Novalux,     1993
                                       Inc.
Matthew J. O'Rourke............  62    Consultant; Retired Partner, Price Waterhouse LLP        1999
Larry W. Sonsini...............  60    Chairman and Chief Executive Officer, Wilson Sonsini     2000
                                       Goodrich & Rosati

     There are no family relationships between or among any directors or executive officers of the Company.

     Mr. Corrigan, a founder of the Company, has served as Chief Executive Officer and a director of the Company since our organization was founded in January 1981. Mr. Corrigan also serves on the boards of directors of several privately held corporations.

     Mr. Chu served as President of Hoefer Pharmacia Biotech, Inc., a biotechnology company, from March 1995 until his retirement in February 1997. From August 1993 until March 1995, Mr. Chu served as President and Chief Executive Officer of Hoefer Scientific Instruments, a manufacturer of scientific instruments.

     Dr. Currie has served as Chief Executive Officer of Currie Technologies, Inc., a manufacturer of electric propulsion systems for bicycles and other light vehicles, since February 1997. Dr. Currie served as Chairman and Chief Executive Officer of Hughes Aircraft Company (now called Hughes Electronics), an electronics manufacturer, from March 1988 until his retirement in July 1992. He presently serves on the Board of Directors for Investment Company of America, ENOVA Systems, Inc., Regal One Corp., Inamed CNP, and Greystone Technologies, and as member (former Chairman) of the Board of Trustees of the University of Southern California.

     Mr. Keyes has served as Chairman and Chief Executive Officer of Johnson Controls, Inc., an automotive systems and facility management and control company, since January 1993. Mr. Keyes also serves on the Boards of Directors of Pitney Bowes Inc. and the Chicago Federal Reserve Board.

     Mr. Norby has served as Chief Financial Officer of Novalux, Inc. since December 2000. Prior to his tenure with Novalux, Mr. Norby served as Executive Vice President and Chief Financial Officer of the Company from November 1996 to November 2000. Prior to that time, Mr. Norby served as Senior Vice President and Chief Financial Officer of Mentor Graphics Corporation, an electronic design automation company, from July 1993 to October 1996. Mr. Norby is also on the Board of Directors of Alexion Pharmaceuticals, Inc.

     Mr. O'Rourke was a partner with the accounting firm Price Waterhouse LLP from 1972 until his retirement in June 1996. Prior to his retirement, he served as Managing Partner at Price Waterhouse's New York National Office from 1994 to 1996 and as Managing Partner for Northern California from 1988 to 1994. Since his retirement, Mr. O'Rourke has been engaged as an independent business consultant. Mr. O'Rourke is also a member of the Board of Directors of Read-Rite Corporation and Infonet Services Corporation.

     Mr. Sonsini has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since 1969 and has served as its Chairman and Chief Executive Officer for more than the past five years. Mr. Sonsini serves on the Board of Directors of the following public companies: Brocade Communications Systems, Inc., Commerce One, Inc., Echelon Corporation, Lattice Semiconductor Corporation, Novell, Inc., Tibco Software, Inc. and PIXAR, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of ten meetings during the fiscal year ended December 31, 2000. The Board of Directors has an Audit Committee and a Compensation Committee, both of which consist solely of non-employee directors. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee, which consists of Dr. Currie (who serves as its chairman), Mr. Chu, Mr. Keyes and Mr. O'Rourke, held five meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which consists of Mr. Keyes (who serves as its chairman), Mr. Chu, Dr. Currie and Mr. O'Rourke, held two meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit plans.

     During the fiscal year ended December 31, 2000, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company receive an annual fee of $25,000 paid on a prorated basis and $1,500 for each meeting they attend, plus reimbursement of expenses for attendance at Board and committee meetings. The Company's 1995 Director Stock Option Plan, as adopted by the Board of Directors and approved by the stockholders, provides for the grant of non-statutory stock options to non-employee directors of the Company. Each non-employee director is granted an initial option to purchase 30,000 shares of common stock on the date on which he or she first becomes a director. In addition, on April 1 of each year, each non-employee director is automatically granted a subsequent option to purchase 25,000 shares of common stock of the Company, if on the date of grant he or she has served on the Board of Directors for at least six months. The vesting schedule for initial options granted under the 1995 Director Stock Option Plan is set at 25% on each of the first four anniversaries of the grant. Subsequent option grants become exercisable in full six months after the date of grant. Options may be exercised only while the optionee is a director of the Company, within 12 months after death or within three months after the optionee ceases to serve as a director of the Company, but in no event after the ten-year term of the option has expired. As of the Record Date, a total of 1,000,000 shares have been reserved for issuance under the 1995 Director Stock Option Plan, of which 340,000 shares are subject to outstanding options, 15,000 shares have been issued upon exercise of options, and 645,000 shares remain available for grant. During fiscal 2000, an option to purchase 25,000 shares was granted to each of Directors Chu, Currie, Keyes and O'Rourke having an exercise price of $65.06 per share; and an option to purchase 30,000 shares was granted to Director Sonsini, having an exercise price of $60.63 per share.

REQUIRED VOTE

     Directors shall be elected by a plurality vote. The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

     Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (seven) multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been properly placed in nomination in accordance with the Company's bylaws prior to the meeting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the stockholder's intention to cumulate votes. The proxy holders will exercise discretionary authority to cumulate votes in the event that additional persons are nominated for election as directors.

     MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

         AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE
               NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

GENERAL

     The Amended and Restated Employee Stock Purchase Plan ("ESPP") was adopted by the Board of Directors and approved by the stockholders in April 1983. A total of 225,000 shares of common stock were initially reserved for issuance thereunder. From time to time since April 1983, the Board of Directors and stockholders have approved amendments to the ESPP to increase the number of shares reserved for issuance thereunder, and to change certain other provisions. In addition, the Company announced a three-for-two stock split in 1986 and two-for-one common stock splits in 1995 and 2000. As of the Record Date, of the 40,314,110 shares reserved for issuance under the ESPP (without giving effect to this amendment), 37,840,192 shares had been issued. The Company estimates that it will have utilized a substantial portion of the 2,473,918 remaining available shares by the end of the exercise period ending May 14, 2001, leaving an inadequate number of shares available for issuance thereafter.

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide employees with an opportunity to purchase common stock through payroll deductions at a discount. The ESPP is an additional incentive to contribute to the success of the Company. Employees have rated the ESPP as their most valuable benefit. As of the Record Date, approximately 75% of the eligible employees are participating in the ESPP.

PROPOSED AMENDMENT TO THE ESPP

     On February 15, 2001, the Board of Directors approved an amendment to the ESPP to increase the number of shares reserved under the ESPP by 10,000,000 to a total of 50,314,110 shares.

     The total number of shares of common stock reserved for issuance under the ESPP is 40,314,110, of which 2,473,918 are available for future issuance. These are not enough shares to meet anticipated demand because participation in the ESPP has increased due to the Company's growth in the past year. Therefore, stockholder approval is sought to increase the number of shares of common stock reserved for issuance under the ESPP by 10,000,000. If the proposed amendment is approved, the total number of shares of common stock reserved for issuance under the ESPP will be 50,314,110. This amount includes the 2,403,643 shares automatically added to the ESPP on January 1, 2001 ("Annual Replenishment"), which was previously approved by the stockholders. The Annual Replenishment consists of 1.15% of the Company's common stock issued and outstanding at fiscal year end less the number of shares available for future option grants under the ESPP at fiscal year end. The number of shares of common stock reserved for issuance under the ESPP, as amended by this proposal, together with the Annual Replenishment, is anticipated to be sufficient to meet the Company's requirements for the next 12 months.

REQUIRED VOTE

     The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL TWO.

SUMMARY OF THE ESPP

     The essential features of the ESPP are outlined below.

  Purpose

     The purpose of the ESPP is to provide employees of the Company and of its majority-owned subsidiaries designated by the Board of Directors who participate in the ESPP with an opportunity to purchase common stock of the Company at a discount through payroll deductions.

  Administration

     The ESPP is currently being administered by the Board of Directors, although that body may appoint a committee to perform that function. All questions of interpretation or application of the ESPP are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the ESPP. No member of the Board of Directors who is eligible to participate in the ESPP may be a member of any committee appointed to administer the ESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the ESPP.

  Eligibility

     Any person who is employed by the Company (or by any of its majority-owned subsidiaries designated by the Board) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP. As of the Record Date, approximately 7,315 employees were eligible to participate in the ESPP and approximately 5,482 of those were participating.

  Offering Dates

     The ESPP is currently implemented by consecutive overlapping 12-month offering periods. The offering periods begin May 15 and November 15 of each year. Each offering period is composed of two six-month purchase periods. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

     Eligible employees become participants in the ESPP by delivering a subscription agreement to the Company authorizing payroll deductions. An employee who becomes eligible to participate in the ESPP after the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

  Purchase Price

     The purchase price per share at which shares are purchased under the ESPP is the lower of (a) 85% of the fair market value of a share of Company common stock on the enrollment date for a 12-month offering period or (b) 85% of the fair market value of a share of common stock on the applicable purchase date within that offering period. If shares are to be added to the ESPP at a time when the fair market value of a share of common stock is higher than it was on the enrollment date, then the Board of Directors may at its discretion set the purchase price for the added shares at the lesser of 85% of the fair market value of a share of common stock on the date such shares are authorized or 85% of the fair market value of shares on the applicable purchase date within the offering period. The fair market value of the common stock on a given date is determined by the Board of Directors based upon the closing sales price as reported by The Wall Street Journal on such date.

  Payment of Purchase Price; Payroll Deductions

     ESPP shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 15% of a participant's eligible compensation, which is defined in the ESPP to include the regular straight time salary as of each payday during the offering period, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions, but exclusive of other compensation. A participant may decrease the rate of payroll deductions at any time in whole percentage point increments (but not below 1%), and such decreases are immediately effective. Increases in the rate of payroll deductions may be made only at the start of a purchase period.

     All payroll deductions are credited to the participant's account under the ESPP; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

  Purchase of Stock; Exercise of Option

     At the beginning of each offering period, each participating employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the participant's accumulated payroll deductions during the purchase period by 85% of the fair market value of the common stock at the beginning of the offering period or on the applicable purchase date, whichever is lower. However, the number of shares placed under option may not exceed 1,500 shares in each purchase period within offering periods commencing in the year 2001. Under no circumstances may an employee make aggregate purchases of stock of the Company and its majority-owned subsidiaries under the ESPP and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year.

  Withdrawal

     A participant may terminate his or her participation in the ESPP at any time by signing and delivering to the Company a notice of withdrawal from the ESPP, but no later than 30 days prior to the purchase date. All of the participant's accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the ESPP by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant's withdrawal from the ESPP during an offering period does not have any effect upon such participant's eligibility to participate in subsequent offering periods under the ESPP.

  Termination of Employment

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons designated in the subscription agreement. In the case of death of the participant, the beneficiary may elect to have funds remain in the participant's account until the next purchase date and the shares purchased with the funds will be forwarded to the beneficiary. A participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an employee during the period in which the participant is subject to such payment in lieu of notice.

  Capital Changes

     If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately, unless otherwise provided by the Board. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board determines, in its discretion, to accelerate the exercisability of all outstanding options under the ESPP. The Board may also make provisions for adjusting the number of shares subject to the ESPP and the purchase price per share if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of the Company's outstanding common stock.

  Amendment and Termination of the ESPP

     The Board of Directors may at any time amend or terminate the ESPP. An offering period may be terminated by the Board of Directors on any purchase date if it determines that the termination of the offering period or the ESPP is in the best interests of the Company and its stockholders. No amendment may be made to the ESPP without prior approval of the stockholders of the Company where such approval is necessary to comply with Section 423 of the Internal Revenue Code (i.e., if such amendment would increase the number of shares reserved under the ESPP or modify the eligibility requirements).

     Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board of Directors shall be entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant's compensation and establish such other limitations or procedures consistent with the ESPP as the Board of Directors determines in its sole discretion to be advisable.

     In the event the Board of Directors determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board of Directors may, in its discretion, modify or amend the ESPP to reduce or eliminate such accounting consequences, including, but not limited to, altering the purchase price for any offering period, including an offering period underway at the time of the change, shortening any offering period so that offering period ends on a new purchase date, including an offering period underway at the time, and allocating shares.

  Certain United States Federal Income Tax Information

     The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the offering date and more than one year after the purchase date, the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or
(b) the excess of the fair market value of the shares at the time the option was granted over the purchase price (which purchase price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP, is not intended to be complete, and does not discuss the income tax laws of any municipality, state or foreign country.

PARTICIPATION IN THE ESPP

     Participation in the ESPP is voluntary and dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. The following table sets forth certain information regarding shares purchased under the ESPP during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the ESPP for each of the Named Executive Officers, for all current executive officers as a group and for all other employees who participated in the ESPP as a group:

                             AMENDED PLAN BENEFITS
                          EMPLOYEE STOCK PURCHASE PLAN

                                                                                                PAYROLL DEDUCTIONS
                                                      NUMBER OF SHARES                                AS OF
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION    PURCHASED(#)      DOLLAR VALUE($)(1)     FISCAL YEAR END
----------------------------------------------------  ----------------    ------------------    ------------------
Wilfred J. Corrigan............................                  0                   N/A                   N/A
  Chairman and Chief Executive Officer
Joseph M. Zelayeta.............................                  0                   N/A                   N/A
  Executive Vice President, Worldwide Operations
John P. Daane..................................              4,210               177,931                21,250
  Former Executive Vice President, Communications
  Products Group
R. Douglas Norby...............................              4,210               174,114                21,250
  Former Executive Vice President and Chief
  Financial Officer
John D'Errico..................................              4,211               165,724                21,250
  Executive Vice President, Storage Components
W. Richard Marz................................              4,677               194,685                21,250
  Executive Vice President, Geographic Markets
Thomas Georgens................................              5,204               229,229                21,250
  Executive Vice President, SAN Systems
All current executive officers as a group......             33,209             1,379,247               182,654
All other employees as a group.................          4,814,311           207,351,483            30,725,679

---------------
(1) Market value of shares on date of purchase, minus the purchase price under the ESPP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL THREE

            AMENDMENT TO THE 1991 EQUITY INCENTIVE PLAN TO INCREASE
             THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

GENERAL

     The 1991 Equity Incentive Plan (the "EIP") was adopted by the Board of Directors and approved by the stockholders in May 1991, and a total of 2,000,000 shares of common stock were initially reserved for issuance thereunder. Given that, from time to time since May 1991, the Board of Directors and stockholders have approved amendments to the EIP to increase the number of shares reserved for issuance thereunder, and the two-for-one common stock splits authorized in 1995 and 2000, the aggregate number of shares authorized under the EIP is 72,500,000.

     As of the Record Date, 20,707,711 shares had been issued pursuant to the exercise of options granted under the EIP and options to purchase 34,906,891 shares were outstanding, leaving 16,885,398 shares available for future grants under the EIP.

PROPOSED AMENDMENT TO INCREASE SHARES RESERVED

     Stockholder approval is hereby sought for an amendment approved by the Board of Directors on February 15, 2001, increasing the number of shares of common stock reserved for issuance under the EIP by 5,000,000 shares. If the proposed amendment is approved, the total number of shares of common stock reserved for issuance under the EIP will be 77,500,000.

REQUIRED VOTE

     The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL THREE.

SUMMARY OF THE 1991 EQUITY INCENTIVE PLAN

     The essential features of the EIP are outlined below.

  Purpose

     The purpose of the EIP is to encourage equity ownership in the Company by eligible employees and consultants whose long-term employment is essential to the continued success of the Company, and to enable the Company to hire and retain the best available talent for the successful conduct of its business.

     The Board of Directors believes that the continued growth of the Company will depend upon its ability to attract, hire and retain qualified employees. A challenge of the Company is to ensure that these valued employees are appropriately rewarded and encouraged to stay with the Company, help it grow, and increase shareholder value. Employers with whom the Company competes for such highly qualified individuals frequently offer grants of substantial numbers of stock options as part of a comprehensive compensation package. Accordingly, management believes that it must be in a position to offer a competitive stock option incentive program, such as the EIP, to attract the caliber of employees that the Company believes is necessary to achieve its objectives. The proposed amendment to the EIP is intended to ensure that there will be a reasonable number of shares available to meet these needs for the coming year.

  Stock Options

     The EIP initially permitted the granting both of stock options that either are intended to qualify as Incentive Stock Options, or ISOs, and of stock options that are not intended to so qualify, known as Nonstatutory Stock Options or NSOs. However, with respect to shares previously approved by the shareholders, no ISOs may be granted under the EIP after March 8, 2001. If the stockholders approve the proposed amendment to the EIP, the Company will be permitted to grant ISOs with respect to the newly added shares.

     The exercise price for each option may not be less than 100% of the fair market value of a share of common stock on the date such option is granted (or not less than 110% of such fair market value in the case of grants of ISOs to 10% stockholders). The exercise price of granted options may not be reduced without stockholder approval. No employee may be granted, in any fiscal year, options to purchase more than 1,500,000 shares.

     The Board of Directors fixes the term of each option at the time of the grant, generally at ten years from the date of grant. (In the case of ISOs, the term may not exceed five years in the case of grants to a 10% stockholder and ten years for others.) The Board of Directors also determines the vesting schedule for each option grant, which is generally 25% on each of the first four anniversaries of the date of grant.

     The exercise price of options granted under the EIP, including applicable tax withholding, if any, must be paid in full at the time of exercise. The method of payment is determined by the Board of Directors or its designated committee administering the EIP and may consist of cash, check, promissory note, other shares of common stock, delivery of a properly executed exercise notice with irrevocable instructions to the optionee's broker to deliver to the Company the amount of sale proceeds required to pay the exercise price, any combination of the foregoing methods of payment or such other consideration and method of payment permitted under the Delaware General Corporation Law.

     If an optionee's employment terminates for any reason, including retirement, his or her exercisable options may be exercised within the time period set forth in the option agreement, which is generally 90 days from the date of termination. If the Board of Directors or its designated committee determines that an employee was discharged for misconduct (as defined in the EIP), the employee has no further rights under the options granted to him or her or under the plan. If an optionee's employment is terminated by reason of the optionee's death or permanent total disability, the option will be exercisable for 12 months following the date of death or disability, subject to the stated term of the option. Options granted to consultants have such terms and conditions with respect to the effect of termination of the consulting relationship (including upon the death of the consultant) as the Board of Directors or its designated committee may determine in each case.

  Eligibility

     Any employee (including any officer) or consultant of the Company or of its majority-owned subsidiaries whom the Board of Directors deems to have the potential to contribute to the future success of the Company is eligible to receive NSO option grants under the EIP. Only employees of the Company or of its subsidiaries are eligible to receive ISO grants. As of December 31, 2000, the Company had 7,221 employees and approximately 130 consultants.

  Adjustments for Recapitalizations and Reorganizations

     In the event of a stock dividend, stock split, combination or similar event, the number of shares of common stock available for issuance under the EIP shall be increased or decreased proportionately, and the number of shares of common stock deliverable upon exercise, and, where applicable, the exercise price of each option, shall be proportionately adjusted. In the event of a merger, reorganization, liquidation or similar event, the Board of Directors may either provide for the assumption or substitution of outstanding options or provide that the options must be exercised within 30 days. In either case, the Board of Directors may provide for accelerated vesting of such options.

  Administration

     The EIP is administered by the Board of Directors or by a committee appointed by the Board of Directors in compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934. If permitted by Rule 16b-3, the EIP may be administered by different bodies with respect to employees who are directors, non-director officers, employees who are neither directors nor officers, and consultants. A member of the Board of Directors who is an eligible employee is permitted to participate in the EIP but may not be a member of a committee appointed to administer it. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the EIP.

  Amendment and Termination

     The Board of Directors may amend, alter, suspend or discontinue the EIP at any time, but such amendment, alteration, suspension or discontinuation may not impair the rights of any participant in the EIP without the participant's consent. In addition, no ISO may be granted under the 1991 EIP after March 8, 2001 with respect to shares previously approved by stockholders.

     In addition, to the extent necessary and desirable to comply with Section 422A of the Internal Revenue Code of 1986, as amended (or any other applicable law or regulation), the Company shall obtain stockholder approval of any 1991 EIP amendment, in such a manner and to such a degree as required to comply with such laws or regulations.

  Certain United States Federal Income Tax Information

     The following is only a brief summary of the effect of federal income taxation upon the participant and the Company under the EIP based upon the Internal Revenue Code. This summary is not intended to be complete and does not discuss the income tax laws of any municipality, state or country outside of the United States. It is advisable that a participant contact his or her own tax adviser concerning the application of tax laws.

     If an option granted under the EIP is an ISO, the optionee will recognize no taxable income upon grant or exercise of the ISO unless the alternative minimum tax rules apply. Upon the resale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be taxed to the optionee as ordinary income (or loss) or capital gain (or loss), depending on how long the optionee has held the stock.

     All options that do not qualify as ISOs are taxed as NSOs. An optionee will not recognize any taxable income at the time he or she is granted an NSO. However, upon the exercise of an NSO, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized upon exercise of an NSO by an optionee who is also an employee of the Company will be treated as wages for tax purposes and will be subject to tax withholding out of the current compensation, if any, paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and fair market value on the date of exercise will be treated as capital gain (or loss).

     The Company will be entitled to a tax deduction in the same amount as the ordinary income, if any, recognized by the optionee (i) upon exercise of an NSO and (ii) upon the sale of shares acquired by exercise of an ISO in a disqualifying disposition. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO, regardless of the applicability of the alternative minimum tax.

PARTICIPATION IN THE 1991 EQUITY INCENTIVE PLAN

     The grant of options under the 1991 Equity Incentive Plan to employees, including the Named Executive Officers, is subject to the discretion of the plan's administrator. As of the date of this proxy statement, there has been no determination by the administrator with respect to future awards under the 1991 Equity Incentive Plan. Accordingly, future awards are not determinable. Non-employee directors are not eligible to participate in the 1991 Equity Incentive Plan. The following table sets forth information with respect to the grant of options to the Named Executive Officers, to all current executive officers as a group and to all other employees as a group during the last fiscal year:

                             AMENDED PLAN BENEFITS
                           1991 EQUITY INCENTIVE PLAN

                                                                                    WEIGHTED AVERAGE
                                                             SHARES UNDERLYING     EXERCISE PRICE PER
   NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION      OPTIONS GRANTED(#)      SHARE ($/SH.)
   ----------------------------------------------------      ------------------    ------------------
Wilfred J. Corrigan........................................              0                 N/A
  Chairman and Chief Executive Officer
Joseph M. Zelayeta.........................................        200,000               52.13
  Executive Vice President,
  Worldwide Operations
John P. Daane..............................................        600,000               46.13
  Former Executive Vice President,
  Communications Products Group
R. Douglas Norby...........................................        150,000               52.13
  Former Executive Vice President and
  Chief Financial Officer
John D'Errico..............................................        250,000               47.33
  Executive Vice President,
  Storage Components
W. Richard Marz............................................         75,000               52.13
  Executive Vice President,
  Geographic Markets
Thomas Georgens............................................        250,000               47.33
  Executive Vice President,
  SAN Systems
All current executive officers as a group..................      2,225,000               40.17
All other employees as a group.............................      4,270,000               40.75

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1991 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                 PROPOSAL FOUR

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for its 2001 fiscal year and recommends that the stockholders vote for ratification of such appointment. If there is a negative vote on such ratification, the Board will reconsider its selection. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company's consolidated financial statements since the fiscal year ended December 31, 1981. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE 2001 FISCAL YEAR.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table shows, as to (i) the Chief Executive Officer, (ii) each of the four other most highly compensated executive officers who were serving as such at fiscal year end and whose salary plus bonus exceeded $100,000 in 2000 and (iii) two former executive officers (the "Named Executive Officers"), information concerning all reportable compensation awarded to, earned by or paid to each for services to us in all capacities during the fiscal year ended December 31, 2000, as well as such compensation for each such individual for our previous two fiscal years (if such person was an executive officer during any part of such previous fiscal year).

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                               AWARDS
                                                                            ------------
                                                                             SECURITIES
                                                    ANNUAL COMPENSATION      UNDERLYING     ALL OTHER
                                                   ----------------------     OPTIONS      COMPENSATION
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)    BONUS($)       (#)(1)         ($)(2)
       ---------------------------          ----   ---------   ----------   ------------   ------------
Wilfred J. Corrigan.......................  2000    848,478     1,400,000           -0-        5,544
  Chairman and Chief Executive              1999    787,897     1,400,000     1,000,000        7,686
  Officer                                   1998    744,238       375,000     1,000,000        9,450
Joseph M. Zelayeta........................  2000    409,618       500,000       200,000        1,932
  Executive Vice President,                 1999    381,086       500,000       300,000        2,982
  Worldwide Operations                      1998    360,968       130,000        70,000        3,722
John P. Daane(3)..........................  2000    447,217       500,000       600,000          669
  Former Executive Vice President,          1999    365,584       500,000       400,000          840
  Communications Products Group             1998    329,238       150,000       400,000          727
R. Douglas Norby(4).......................  2000    400,966       400,000       150,000        9,864
  Former Executive Vice President           1999    354,625       400,000       200,000        7,686
  and Chief Financial Officer               1998    334,623       110,000       150,000        9,450
John D'Errico(5)..........................  2000    335,786       400,000       250,000        3,612
  Executive Vice President,                 1999    313,167       400,000       250,000        4,956
  Storage Components                        1998    267,507        90,000       120,000        5,255
W. Richard Marz...........................  2000    386,156       300,000        75,000        3,612
  Executive Vice President                  1999    365,974        85,000       150,000        4,956
  Geographic Markets                        1998    350,968       100,000        70,000        5,815
Thomas Georgens(6)........................  2000    319,048       250,000       250,000          840
  Executive Vice President                  1999    239,242       237,829       250,000        1,134
  SANS Systems                              1998    191,755       160,537       100,000          354

---------------
(1) The Company has not granted any stock appreciation rights.

(2) "All Other Compensation" for 2000 consists solely of group life insurance.

(3) Mr. Daane resigned from the Company in November 2000.

(4) Mr. Norby resigned from the Company in December 2000.

(5) Mr. D'Errico was named an executive officer of the Company in August 1998.

(6) Mr. Georgens was named an executive officer of the Company in August 1998.

CHANGE-IN-CONTROL AGREEMENTS

     The Company is a party to agreements with Mr. Wilfred J. Corrigan and each of the other Named Executive Officers to ensure the continued services of management to the Company in the event of a change in control. In November 1998, the Company entered into a change of control agreement with Wilfred J. Corrigan, the Company's Chairman of the Board and Chief Executive Officer. Under the agreement, benefits are payable only upon a change in control of the Company, which is deemed to have occurred in the event of (1) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (2) the approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (3) any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities. Upon a change of control, Mr. Corrigan will receive a lump sum payment equal to three years' base salary plus 300% of his target bonus for the year in which the change of control occurs. In addition, the vesting and exercisability of all unvested options that were granted at least six months prior to the change of control shall be accelerated automatically and shall be fully vested and exercisable as of the date of the change of control. The Company shall also provide Mr. Corrigan with health-care benefits for a period not to exceed two years following the termination of employment. This agreement shall terminate five years following the effective date unless a change of control occurs, in which case the agreement shall terminate upon the date that all obligations of the parties have been satisfied.

     Under the agreements, if the executive officer's employment is terminated involuntarily at any time within 12 months after a change of control, the executive officer will receive a lump sum payment equal to the sum of two years' base salary plus 200% of the executive officer's target bonus for the year in which the change of control occurs, and continued health-care benefits during the two years following the termination. In addition, the vesting and exercisability of all options that were granted at least six months prior to the change of control shall be automatically accelerated and fully vested and exercisable at the date of the involuntary termination. These agreements shall terminate five years following their effective dates, unless a change of control occurs, in which case, the agreements shall terminate upon the date that all obligations of the parties have been satisfied.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth information with respect to the stock options granted to the Named Executive Officers under our stock option plans, the options exercised by such Named Executive Officers during the fiscal year ended December 31, 2000 and the options held by the Named Executive Officers at December 31, 2000.

     The Option Grants Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of 5% or 10% from the date the option was granted to the end of the option term and does not represent our projection of future stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of our common stock and overall market conditions.

                      OPTION(1) GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                ----------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                                         PERCENT OF                                   ASSUMED ANNUAL RATES OF
                                NUMBER OF SECURITIES   TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                                 UNDERLYING OPTIONS      GRANTED TO     EXERCISE OR                         OPTION TERM
                                     GRANTED IN         EMPLOYEES IN    BASE PRICE    EXPIRATION   ------------------------------
             NAME                FISCAL YEAR(#)(2)     FISCAL YEAR(3)    ($/SHARE)       DATE          5%($)           10%($)
             ----               --------------------   --------------   -----------   ----------   -------------   --------------
Wilfred J. Corrigan...........            -0-               N/A              N/A            N/A            N/A              N/A
Joseph M. Zelayeta............        200,000              1.05            52.13      2/17/2010      6,556,226       16,614,765
John P. Daane.................        300,000              1.58            52.13      2/17/2010      9,834,340       24,922,148
                                      300,000              1.58            40.13      8/18/2010      7,570,319       19,184,675
R. Douglas Norby..............        150,000              0.79            52.13      2/17/2010      4,917,170       12,461,074
John D'Errico.................        150,000              0.79            52.13      2/17/2010      4,917,170       12,461,074
                                      100,000              0.53            40.13      8/18/2010      2,523,440        6,394,892
W. Richard Marz...............         75,000              0.40            52.13      2/17/2010      2,458,585        6,230,537
Thomas Georgens...............        150,000              0.79            52.13      2/17/2010      4,917,170       12,461,074
                                      100,000              0.53            40.13      8/18/2010      2,523,440        6,394,892

---------------
(1) The Company has not granted any stock appreciation rights.

(2) All options shown in the table were granted under the 1991 Equity Incentive Plan. The material terms of the options are: (a) The exercise price of the options is the fair market value of the common stock as of the date of grant; (b) The options vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) To the extent unexercised, the options lapse after ten years; (d) The options are non-transferable and are only exercisable during the period of employment of the optionee (or within 90 days following termination of employment), subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee. These options are subject to acceleration of exercisability in certain events. See "Change-in-Control Agreements" above.

(3) Based on options granted to all employees in 2000 to purchase an aggregate of 19,045,597 shares.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END VALUES(1)

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS AT
                                                               AT FISCAL YEAR END(#)             FISCAL YEAR END($)(1)
                            SHARES ACQUIRED      VALUE      ---------------------------   ------------------------------------
           NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
           ----             ---------------   -----------   -----------   -------------   -----------   ----------------------
Wilfred J. Corrigan.......     1,450,000       48,881,210    2,800,000      1,400,000      11,582,625          4,349,125
Joseph M. Zelayeta........           -0-              -0-      623,000        495,000       4,064,664            411,144
John P. Daane.............       270,000       11,265,875      424,000            -0-       1,958,035                -0-
R. Douglas Norby..........       535,000       14,860,038       50,000            -0-             -0-                -0-
John D'Errico.............        97,500        4,046,031      122,500        505,000         364,931            460,763
W. Richard Marz...........       100,000        4,581,906      560,000        232,500         509,359            322,644
Thomas Georgens...........        87,634        3,024,607       75,000        487,500         190,531            511,000

---------------
(1) Value of unexercised options is based on the difference between the fair market value of Company's common stock of $17.09 per share as of December 31, 2000 (the last day of the last completed fiscal year) and the exercise price of the unexercised in-the-money options.

OTHER TRANSACTIONS

     In 2000, the Company loaned $1,000,000 to Thomas Georgens, Executive Vice President, SAN Systems, to assist in the purchase of his home on relocation to California. The term of the loan was for five years and it bore interest at an annual rate of 6.5 percent. The note was secured by a deed of trust. The largest principal amount outstanding during 2000 was $1,000,000, and the principal amount outstanding at fiscal year end was $500,000. Mr. Georgens paid off the loan in full in January 2001.

              BOARD COMPENSATION COMMITTEE REPORT ON CEO AND OTHER
            EXECUTIVE OFFICER COMPENSATION FOR LSI LOGIC CORPORATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Compensation Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer and other executive officers. The Compensation Committee periodically reviews its approach to executive compensation.

     The Compensation Committee is comprised of outside, non-employee members of the Board of Directors (four), none of whom has any interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

     The compensation philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company's business strategies, objectives and initiatives. For incentive-based compensation, the Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility by the Company under Section 162(m) of the Internal Revenue Code, as amended. As the Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards the Company's overall financial performance.

EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee's approach is based upon a belief that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company's performance and an individual's contribution to the Company's success. In addition, the Committee strives to align the interests of the Company's executive officers with the long-term interests of shareholders through stock option grants that can result in ownership of the Company's Common Stock. The Compensation Committee endeavors to structure each executive officer's overall compensation package to be consistent with this approach and to enable the Company to attract, retain and reward individuals who contribute to the success of the Company.

     The Company's compensation program for executive officers is based on the following guidelines:

     - Establishment of base salary levels and participation in generally available employee benefit programs based on competitive compensation package practices.

     - Utilization of a performance-based, cash incentive plan.

     - Inclusion of equity opportunities that create long term incentives based upon increases in shareholder return.

     The Company had a cash incentive plan during 2000 that provided for bonus awards to be made to the executive officers (other than the CEO) and other members of senior management subject to an aggregate budget for all awards under the plan. The plan established a minimum level of operating income to be achieved by the Company for the year 2000 before any payments would be made under the plan. The plan also allowed upward adjustments in awards to be made if the minimum operating income target was exceeded. In addition, the plan provides for the CEO to determine individual bonus award amounts pursuant to his judgment of each participant's personal contributions to the Company's performance for the year, subject to the approval of the Committee of awards to executive officers. The Company's operating income for 2000 exceeded the threshold performance established under the plan. Accordingly, awards were made to individual executive officers consistent with the plan's provisions regarding the Company's performance and the personal contributions of each executive officer. The total of all payments under the plan were within the budget approved previously by the Compensation Committee.

     During 2000, the Compensation Committee approved a budget for increases in the base salary levels of executive officers, which reflected the compensation guidelines described previously in this report. Increases in base salary amounts for individual executive officers were then made pursuant to the chief executive officer's judgment and discretion in satisfying the Company's compensation philosophy set forth above. The aggregate of such adjustments were within the budget that had been approved by the Compensation Committee. The general level of compensation of the Company's executive officers is in the median of ranges of compensation information sources against which the Company makes competitive comparisons.

     The Company maintains a set of guidelines for use in making recommendations to the Compensation Committee on individual grants to executive officers of options to purchase Common Stock of the Company. Stock option grants were made to executive officers during 2000 by reference to the guidelines. These guidelines are developed by reference to external published surveys and other information that are believed to fairly reflect the competitive environment in which the Company operates and which are consistent with the compensation principles set forth above.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Corrigan has been CEO of the Company since its founding in 1981. His annual base salary prior to the beginning of fiscal 2000 was $800,000. During 2000, the Committee considered information regarding competitive compensation practices and levels for chief executive officers, the above described approach to compensation for executive officers and the Committee's assessment of Mr. Corrigan's contribution to the Company's performance. Based upon such factors, the Compensation Committee increased Mr. Corrigan's annual base salary to $860,000, effective March 6, 2000. The base salary established by the Compensation Committee for Mr. Corrigan falls in the median of the range of such information used for competitive comparisons.

     The Compensation Committee awarded Mr. Corrigan a cash bonus in the amount of $1,400,000, in respect to the Company's performance during 2000 and Mr. Corrigan's contributions as chief executive officer. The Compensation Committee based its evaluation of Mr. Corrigan's performance for purposes of determining the amount of this award pursuant to the operating income objectives that were established in accordance with terms of the performance-based bonus compensation plan for the Company's Chief Executive Officer.

     The Compensation Committee believes Mr. Corrigan has managed the Company well, and has achieved distinguished results, which is reflected by the Company's key financial metrics such as revenue, gross margin and operating income and net income as well as through successful execution of strategic initiatives.

                     MEMBERS OF THE COMPENSATION COMMITTEE

                                          James H. Keyes, Chairman
                                          T.Z. Chu
                                          Malcolm R. Currie
                                          Matthew J. O'Rourke

February 15, 2001

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of LSI Logic Corporation ("Audit Committee") assists the Board in executing its responsibilities. The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of the Company's financial information, control systems, and reporting practices, and for recommending to the Board for adoption by the shareholders the Audit Committee's selection of independent auditors for the Company.

     The Audit Committee is composed of four non-employee members, each of whom is independent as defined by the New York Stock Exchange listing rules. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. A copy of the Audit Committee Charter, which was first adopted by the Board of Directors on November 11, 1999, is attached to this Proxy Statement.

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers certain matters required under Statement on Auditing Standard No. 61 and has received written disclosures and the letter required by Independent Standards Board Standard No. 1 from the outside auditors and has discussed with them their independence.

     Audit Fees: The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company's fiscal year 2000 statements, and for the reviews of the financial statements included in the each of Company's Forms 10-Q are $1.1 million, and audit related fees were an additional $0.3 million.

     Financial Information Systems Design and Implementation
Fees: PricewaterhouseCoopers did not bill for any professional services for financial information systems design or implementation as described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01 (c)(4)(ii)) for fiscal year 2000.

     All Other Fees: Aggregate fees billed for all other services rendered by PricewaterhouseCoopers, other than the services covered in the two previous paragraphs, for fiscal year 2000 are $1.2 million.

     The Audit Committee has considered whether the services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and is not compromised by the services provided.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                         MEMBERS OF THE AUDIT COMMITTEE

                                          Malcolm R. Currie, Chairman
                                          T.Z. Chu
                                          James H. Keyes
                                          Matthew J. O'Rourke

March 5, 2001

                               PERFORMANCE GRAPH

     The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG LSI LOGIC CORPORATION*, S&P 500 INDEX
                    AND THE PHILADELPHIA SEMICONDUCTOR INDEX
[PERFORMANCE GRAPH]

                                                                                                       PHILADELPHIA SEMICONDUCTOR
                                                 LSI LOGIC CORPORATION           S&P 500 INDEX                   INDEX
                                                 ---------------------           -------------         --------------------------
1995                                                      100                         100                         100
1996                                                       82                         123                         120
1997                                                       60                         164                         131
1998                                                       49                         211                         175
1999                                                      206                         255                         351
2000                                                      104                         232                         287

 * During 1997, the Company changed its fiscal year to a straight calendar year from a 52/53 week fiscal year that ended on the Sunday closest to December
   31. Prior to the change, the Company's last trading day of its fiscal year may have varied. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming a December 31 year-end.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2000, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except for the following. A Form 4 for Mr. Corrigan was filed late, an amended Form 4 was filed late for Mr. Norby, and one transaction for Mr. Georgens that should have been reported on a Form 4 was filed on Form 5, constituting a late filing.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Under the Company's bylaws, in order to be deemed properly presented, notice must be delivered to the Secretary of the Company at the principal executive offices of the Company no less than 60 days nor more than 90 days prior to the Annual Meeting; provided, however, if less than 65 days notice of the date of the Annual Meeting has been given to stockholders, notice by the stockholder to be timely must be delivered to the Company not later than the close of business on the seventh day following the day on which such notice of the Annual Meeting was mailed. The stockholder's notice must set forth, as to each proposed matter: (a) a reasonably detailed description of the business and reason for conducting such business at the meeting; (b) the name and address as they appear on the Company's books of the stockholder proposing such business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of the Company owned by the stockholder or beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest of the stockholder or beneficial holder or other party on whose behalf the proposal is made in such business.

                                          THE BOARD OF DIRECTORS

March 26, 2001

                                                                       EXHIBIT 1

          CHARTER OF THE AUDIT COMMITTEE OF THE LSI LOGIC CORPORATION
                               BOARD OF DIRECTORS

ESTABLISHMENT:

     The LSI Logic Corporation Board of Directors (the "Board") has established an Audit Committee ("Committee") of the Board. The Committee is established to assist the Board in fulfilling its responsibilities regarding the integrity and adequacy of the Company's financial information, control systems and reporting practices.

     The Committee's charter, which has been approved by the Board, is to be reviewed by the Committee annually. The Committee will meet at such times and places as it determines appropriate at least three times per year. Activities and actions of the Committee shall be reported to the Board.

MEMBERSHIP:

     The Committee will be comprised of at least three members of the Board who satisfy the qualifications for membership. In addition to the qualifications for individual members, the Committee's membership will reflect knowledge and experience in corporate accounting and financial controls and reporting.

QUALIFICATIONS:

     Members of the Committee will be directors who are not otherwise employed by the Company ("Outside Directors") nor have been so employed at any time during the prior three years from the time when they are appointed to the Committee.

     Members of the Committee will have and maintain independence from management of the Company in accordance with the standards of independence required by the listing rules of the New York Stock Exchange ("NYSE"). As needed, the Board will review and, if appropriate, certify the independence of any member of the Committee or candidate therefor.

     Members of the Committee will have, or within a reasonable time will acquire, the capability to read and understand the fundamental financial statements of the Company, including its balance sheet, income statement and cash flow statement.

RELATIONSHIP WITH OUTSIDE AUDITORS:

     The outside auditor for the Company is to be ultimately accountable to the Board of Directors and to the Committee. The Committee and the Board of Directors have the ultimate authority and responsibility for the selection, evaluation and, as appropriate in the judgment of the Committee and the Board of Directors, the replacement of the outside auditor. The Committee's and Board of Directors' choice of outside auditor shall be submitted to the Stockholders for ratification at the annual meeting of stockholders.

     The Committee will ensure that the outside auditor submits to the Committee on a periodic basis a formal written statement delineating all relationships between the outside auditor and the Company. Any relationship thereby disclosed that may reasonably be expected to impact the objectivity and independence of the outside auditor will be examined by the Committee and discussed with the outside auditor. The Committee will report its findings and recommendations, as appropriate, to the Board of Directors for the purpose of assisting the Board of Directors in taking action, as may be appropriate, to ensure the independence of the outside auditor.

ROLE AND RESPONSIBILITIES:

     The Committee will perform its duties while at all times maintaining a free and open means of communication with the directors, the outside auditors, the internal auditor and the financial management of the Company. The responsibilities of the Committee shall include:

          a. Review and recommend to the Board the outside auditors to be selected to audit the financial statements of the Company, including its subsidiaries and related operating units;

          b. Receive periodic (but no less frequently than annually) reports from the outside auditors regarding the outside auditors' independence, discuss such reports with the outside auditors and if so determined by the Committee recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the outside auditors.

          c. In consultation with the outside auditors and the financial management of the Company, review the scope of the proposed audit for the current year and the audit plan to be employed;

          d. Review the conclusions of the annual audit and any comments or recommendations of the outside auditors resulting therefrom;

          e. Review with the outside auditors and the Company's financial management at the completion of the annual audit: (i) the financial statements, including footnotes, (ii) the outside auditors' report thereon,
     (iii) any significant changes to the outside auditors' audit plan and, as may be appropriate to the Company's operations, (a) changes in the Company's significant accounting policies, (b) methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas, (d) management's formulation of sensitive accounting estimates and the basis for the auditor's acceptance thereof, (e) significant adjustments that may arise from the audit and disagreements with management over the application of accounting principles, and (f) any other matters related to the audit as are to be addressed to the Committee pursuant to generally accepted auditing standards.

          f. Require of the outside auditors that an SAS 71 review of the Company's interim financial information be performed prior to the Company's filing of its quarterly reports with the Securities and Exchange Commissions and, if possible prior to the filing of such quarterly reports or as soon thereafter as practicable, receive from the outside auditors information pertaining to such SAS 71 interim review as the outside auditors choose to bring to the attention of the Committee.

          g. Review with the outside auditors, the Company's internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and thereby solicit and consider recommendations for improvements and/or changes as appropriate;

          h. Review the role and responsibilities assigned to the internal auditor of the Company, including the independence and reporting obligations of the internal auditor, the internal audit plans for the coming year, the resources provided to accomplish internal audit plans and the coordination of such plans with the work of the outside auditors;

          i. Review the progress of internal audits and the actions taken by the Company's management in having addressed the conclusions of internal audits, with appropriate attention being given to deviations from an original audit plan;

          j. Periodically meet with the outside auditors outside of the presence of the management of the Company and at such meetings address, as appropriate, such matters including the outside auditors evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the outside auditors receive from Company personnel during the performance of their duties for the Company;

          k. Review the Company's filings with the Securities and Exchange Commission and other published documents containing the Company's financial statements; and

          l. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and programs and reports received from regulators.

     In addition, the Committee is authorized to make inquiry into any matter brought to its attention within the scope of its role and responsibilities and to perform such other functions as assigned by law, the Company's charter or bylaws or the Board. The Committee shall have the power to retain such external advisors to the Committee as the Committee may deem appropriate.

                                                                       EXHIBIT 2


                              LSI LOGIC CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                              AMENDED AND RESTATED

      The following constitutes the provisions of the Employee Stock Purchase Plan (the "Plan") of LSI Logic Corporation amended and restated effective March 31, 1999.

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS.

      (a) "Board" means the Board of Directors of the Company, or to the extent authorized by the Board, a Committee of the Board.

      (b)   "Code" means the Internal Revenue Code of 1986, as amended.

      (c)   "Common Stock" means the common stock of the Company.

      (d) "Company" means LSI Logic Corporation and any Designated Subsidiary of the Company.

      (e) "Compensation" means, for Offering Periods commencing prior to November 15, 2000, all regular straight time earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation. For Offering Periods commencing on or after November 15, 2000, "Compensation" shall mean all regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, but exclusive of other compensation.

      (f) "Designated Subsidiary" means any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      (g) "Employee" means any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least 20 hours per week and more than five months in a calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved in writing by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. It shall not include any independent contractors providing services to the Company or its Subsidiaries, regardless of the length of such service.

      (h)   "Enrollment Date" means the first Trading Day of each Offering
Period.

      (i)   "Exercise Date" means the last Trading Day of each Purchase Period.

      (j) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (1) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

            (3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

      (k) "Offering Periods" means a period of approximately 12 months during which an option granted pursuant to the Plan may be exercised as further described in Section 4, except that the Offering Period that began October 1, 1998 will end on September 29, 2000 and an Offering Period shall commence on October 1, 2000 and end on November 14, 2000. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan.

      (l)   "Plan" means this Amended and Restated Employee Stock Purchase Plan.

      (m) "Purchase Period" means the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Notwithstanding the foregoing, with respect to the Offering Period commencing upon October 1, 2000 and ending on November 14, 2000 , "Purchase Period" shall be the same (approximately) six week period.

      (n) "Purchase Price" means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that with respect to the Offering Periods commencing on or after January 1, 1999, unless otherwise directed by the Board, if the Fair Market Value of a share of Common Stock on the date on which additional shares of Common Stock (the "New Shares") are authorized for issuance hereunder by the Company's stockholders (the "Authorization Date") is higher than the Fair Market Value of a share of Common Stock on the Enrollment Date of any outstanding Offering Period that commenced prior to the Authorization Date, the Purchase Price for only New Shares to be issued on any remaining Exercise Date of any Offering Period in effect on the Authorization Date shall be 85% of the Fair Market Value of a share of Common Stock on the Authorization Date or on the Exercise Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Section 20.

      (o) "Reserves" means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

      (p) "Subsidiary" means any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      (q) "Trading Day" means a day on which national stock exchanges and the Nasdaq System are open for trading.

3.    ELIGIBILITY.

      (a) Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan, subject to the requirements of
Section 5(a) and the limitations imposed by Section 423(b) of the Code.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own capital stock and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries accrue (i.e., become exercisable) at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof, except as set forth in this Section 4. The first Offering Period of the Plan as amended and restated shall commence with the first Trading Day on or after May 15, 1999 and end on the last Trading Day on or before May 14, 2000. The Offering Period which began on October 1, 1998 will end on September 29, 2000 and an Offering Period shall commence on October 1, 2000 and end on November 14, 2000. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval, if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    PARTICIPATION.

      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the Company payroll office prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set for all eligible Employees with respect to such Offering Period.

      (b) Payroll deductions for a participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

6.    PAYROLL DEDUCTIONS.

      (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods commencing prior to November 15, 2000 in an amount not exceeding 10%, and during all Offering Periods commencing on or after November 15, 2000 in an amount not exceeding 15%, or such other rate as may be determined from time to time by the Board, expressed as a whole percent, of the Compensation which he or she receives on such payday during said Offering Period and the aggregate of such deduction during the Offering Period shall not exceed 10% or 15%, as applicable in accordance with the foregoing, of the aggregate Compensation during such Offering Period.

      (b) All payroll deductions authorized by a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

      (c) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions (but not below 1%) effective immediately or may increase (but not above 10% and for Offering Periods commencing on or after November 15, 2000, not above 15%) the rate of his payroll deductions effective as of the first date of the next Purchase Period within such Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective as soon as administratively feasible following the Company's receipt of the new authorization. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

      (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) of the Plan, a participant's payroll deductions may be automatically decreased to zero percent at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

      (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise on the exercise of the option or the disposition of the Common Stock. At any time the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. GRANT OF OPTION. On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of full shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase more than 1,500 shares in each Purchase Period within Offering Periods commencing in the year 2001, provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to
Section 10. The option shall expire on the last day of the Offering Period.

8.    EXERCISE OF OPTION.

      (a) Unless a participant withdraws from the Offering Period as provided in
Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 or unless the Offering Period has been over-subscribed, in which event such amount shall be refunded to the participant. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

      (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the shares purchased upon exercise of his or her option to be electronically credited to the participant's brokerage account at the securities brokerage firms designated by the Company for its direct deposit program from time to time.

10.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

      (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company on a form provided for such purpose. All of the participant's payroll deductions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal, his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

      (b) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period which begins after the end of the Offering Period from which the participant withdraws or in any similar plan which may hereafter be adopted by the Company.

11. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions accumulated in his or her account during the Offering Period but not yet used to exercise the option will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice. In the case of death of the participant, the payroll deductions credited to the participant's account will be paid to the person or persons entitled thereto under paragraph 15, and such participant's option will be automatically terminated, except that the beneficiary may elect to have funds remain in the participant's account until the next Exercise Date in which case the shares purchased with the funds in the participant's account at the time of death in accordance with paragraph 8 will be forwarded to the beneficiary.

12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

13.   STOCK.

      (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be 50,314,110 shares, subject to stockholder approval at the 2001 Annual Meeting of Stockholders plus an annual increase to be added as of the first day of each fiscal year by an amount equal to (x) 1.15% of the shares of the Company's Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the Plan on the last day of the immediately preceding fiscal year, or a lesser amount determined by the Board, but not to exceed 3,000,000 shares (subject to any adjustment pursuant to Section 19) in any fiscal year.

      (b) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.   DESIGNATION OF BENEFICIARY.

      (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his or her account. If the participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, and will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (under Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Company shall notify each participant in writing at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

      (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Company shall notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20.   AMENDMENT OR TERMINATION.

      (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination will affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in
Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

      (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

      (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

            (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

            (ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

            (iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given by means of the Company's intranet (Planet) or similar system will be deemed to be written notices under the Plan.

22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors of the Company or it is approved by the stockholders. It shall continue in effect for a term of 10 years unless sooner terminated under Section 20.

24. EMPLOYMENT RELATIONSHIP. Nothing in the Plan shall be construed as creating a contract for employment for any period or shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any participant's employment relationship at any time, with or without cause, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary.

                                                                       Exhibit 3


                              LSI LOGIC CORPORATION
                           1991 EQUITY INCENTIVE PLAN
                              AMENDED AND RESTATED


      1. Purpose of the Plan. The purpose of the LSI Logic Corporation 1991 Equity Incentive Plan (the "Plan") is to enable LSI Logic Corporation (the "Company") to provide an incentive to eligible employees, including officers, and consultants whose present and potential contributions are important to the continued success of the Company, to afford them an opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employ the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of stock options.

      2.    Definitions. As used herein, the following definitions shall apply:

            (a)   "Award" means any Option granted.

            (b)   "Board" means the Board of Directors of the Company.

            (c)   "Code" means the Internal Revenue Code of 1986, as amended.

            (d)   "Committee" means the Committee or Committees referred to in
Section 5 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

            (e) "Common Stock" means the Common Stock, $0.01 par value (as adjusted from time to time), of the Company.

            (f) "Company" means LSI Logic Corporation, a corporation organized under the laws of the state of Delaware, or any successor corporation.

            (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services for its benefit and is compensated for such services, provided the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

            (h)   "Director" means a member of the Board.

            (i) "Disability" means a disability, whether temporary or permanent, partial or total, as defined in Section 22(e)(3) of the Code.

            (j) "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary, provided the term Employee shall not include non-employee directors and the payment of directors' fees by the Company shall not be sufficient to constitute "employment" by the Company.

            (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) if such Common Stock shall then be listed on a national securities exchange, the closing sales price (or the closing bid, if no sales were reported) as quoted on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

                  (ii) the closing sales price (or the closing bid, if no sales were reported) as quoted on the NASDAQ National Market System, or

                  (iii) if such Common Stock shall not be quoted on such
            National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

                  (iv) if none of the foregoing is applicable, then the Fair
            Market Value of a share of Common Stock shall be determined by the Board of Directors of the Company in its discretion.

            (m) "Incentive Stock Option" means an Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

            (n) "Nonstatutory Stock Option" means any Option that is not an Incentive Stock Option.

            (o) "Option" means any option to purchase shares of Common Stock granted pursuant to Section 7 below.

            (p)   "Optionee" means any holder of an Option.

            (q) "Outside Director" means a Director who is not an Employee of the Company.

            (r) "Plan" means this 1991 Equity Incentive Plan, as hereinafter amended from time to time.

            (s) "Senior Management Employees" means Employees who are executive officers or vice presidents of the Company.

            (t) "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

      In addition, the terms "Tax Date" and "Insiders" shall have meanings set forth in Section 8.

      3. Eligible Participants. Any Employee or Consultant of the Company or of a Subsidiary whom the Committee deems to have the potential to contribute to the future success of the Company shall be eligible to receive Awards under the Plan; provided, however, that any

Options intended to qualify as Incentive Stock Options shall be granted only to Employees of the Company or its Subsidiaries.

        4. Stock Subject to the Plan. Subject to Sections 9 and 10, the total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 77,500,000 shares, subject to stockholder approval at the 2001 Annual Meeting of Stockholders (this number has been adjusted for various stock splits). Subject to Sections 9 and 10 below, if any shares of Common Stock that have been optioned under an Option cease to be subject to such Option Award granted hereunder are forfeited or repurchased or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future Awards under the Plan.

      5. Administration.

            (a) Procedure. The Plan shall be administered by the Board or a Committee designated by the Board to administer the Plan, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule thereto ("Rule 16b-3"). If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Employees who are Directors, Senior Management Employees, or Employees who are neither directors nor officers and Consultants.

            Once appointed, a Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may change the size of a Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, fill vacancies, however caused and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3. As used herein, except in Sections 10, 12 and 17, reference to Committee shall mean such Committee or the Board, whichever is then acting with respect to the Plan.

            (b) Authority. Subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee, if there be one, shall have full power to implement and carry out the Plan including, but not limited to, the following:

                  (i) to select the Employees and Consultants of the Company and/or its Subsidiaries to whom Options may from time to time be granted hereunder;

                  (ii) to determine whether and to what extent Options are to be granted hereunder;

                  (iii) to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

                  (iv) to approve forms of agreement for use under the Plan;

                  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

                  (vi) to determine whether and under what circumstances an Option may be settled in cash instead of Common Stock;

                  (vii) to determine the form of payment that will be acceptable consideration for exercise of an Option granted under the Plan;

                  (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);


            Shareholder approval shall be required to reduce the exercise price of any Option. For grants of Incentive Stock Options only, any other material amendments to the Plan shall require shareholder approval. The Committee shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

      6. Duration of the Plan. The Plan shall remain in effect until terminated by the Board under the terms of the Plan, provided that in no event may Incentive Stock Options be granted under the Plan later than March 8, 2001, ten years from the date the Plan was adopted by the Board.

      7. Stock Options. The Committee, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a written Option agreement which shall expressly identify the Option as an Incentive Stock Option or as a Nonstatutory Stock Option, and shall be in such form and contain such provisions as the Committee shall from time to time deem appropriate. Option agreements shall contain the following terms and conditions:

            (a) Option Price; Number of Shares. The Option price, which shall be approved by the Committee, may not be less than the Fair Market Value of the Common Stock at the time the Option is granted.

            The Option agreement shall specify the number of shares of Common Stock to which it pertains.

            (b) Waiting Period until Option Vesting and Exercise Dates. At the time an Option is granted, the Committee will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which the right to purchase shares subject to the Option will vest and such shares may first be purchased. The Committee may specify that an Option may not be exercised until the completion of the waiting period specified at the time of grant. (Any such period is referred to herein as the "Initial Vesting Period.") At the time an Option is granted, the Committee shall fix the period within which such Option may be exercised, which shall not be less than the Initial Vesting Period, if any, nor, in the case of an Incentive Stock Option, more than 10 years from the date of grant.

            (c) Form of Payment. The consideration to be paid for the shares of Common Stock to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash,
(ii) check, (iii) promissory note, (iv) other shares of Common Stock which (x) either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and
(y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) delivery of an irrevocable subscription agreement for the shares which obligates the option holder to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment for the issuance of shares to the extent permitted under the Delaware General Corporation Law.

            (d) Effect of Termination of Employment or Death or Disability of Employee Participants.

                  (i) Termination of Employment in General. In the event that an Optionee during his or her lifetime ceases to be an Employee of the Company or of any Subsidiary for any reason, other than misconduct of the Optionee, including retirement, any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination of employment, shall expire in accordance with the following provisions:

                        (A) Nonstatutory Stock Options shall expire unless exercised within such time period as is determined by the Committee; which shall be ninety (90) days from the date the Optionee ceases to be an Employee unless the Committee has specified another time period prior to the expiration of such ninety (90) day period; and

                        (B) Incentive Stock Options shall expire unless exercised within a period of ninety (90) days from the date on which the Optionee ceased to be an Employee (or such lesser period as is set out in Option agreement),

                  Notwithstanding the foregoing, the period of exercisability provided for above, as applicable shall in no event continue after the expiration of the term of such Option as set forth in the Option agreement.

                  (ii) Misconduct: If in any case the Committee shall determine that an Employee or Consultant shall have been discharged due to the Employee's or Consultant's misconduct (as defined below) such Employee or Consultant, as the case may be, shall not thereafter have any rights under the Plan or any Option that shall have been granted to him or her under the Plan. For purposes of the Plan, "misconduct" means conduct for which the Company's determines to terminate the employment of an Employee or to terminate any Consultant's arrangements with the Company that constitutes (i) willful breach or neglect of duty; (ii) failure or refusal to work or to comply with the Company's rules, policies, and practices; (iii) dishonesty; (iv) insubordination; (v) being under the influence of drugs (except to the extent medically prescribed) or alcohol while on duty or on Company premises; (vi) conduct endangering, or likely to endanger, the health or safety of another Employee, any other person or the property of the Company; or (vii) conviction of a felony.

                  (iii) Termination of Employment due to Disability or Death. In the event of the death or permanent, total Disability of an Optionee during the period of employment, that portion of the Option which had become exercisable as of the date of death or permanent, total Disability shall be exercisable by the employee or his or her personal representatives, heirs, or legatees within 12 months of the date of death or permanent, total Disability or such time period as is determined by the Committee (but in the case of an Incentive Stock Option, in no event no more than 12 months after the date of death or permanent, total Disability or after the expiration of the term of such Option as set forth in the Option agreement.) In the event of the death of an Optionee within three months after termination of employment, that portion of the Option which had become exercisable as of the date of termination shall be exercisable by his or her personal representatives, heirs, or legatees within six months of the date of death or such time period as is determined by the Committee (but in the case of an Incentive Stock Option, in no event after the expiration of the term of such Option as set forth in the Option agreement.) In the event that an Optionee ceases to be an Employee of the Company or of any Subsidiary for any reason, including death, Disability or retirement, prior to the lapse of the Initial Vesting Period, if any, his or her Option shall terminate and be null and void to the extent the requirement for such Initial Vesting Period has not been satisfied.

            (e) Leave of Absence. The employment relationship shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board; provided that any such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract, statute or pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing, or (ii) in the case of transfer between locations of the Company or between the Company, its Subsidiaries or its successor. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, if any, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option agreement.

            (f) Acceleration of Vesting or Initial Vesting Period. The Committee may accelerate the earliest date on which outstanding Options (or any installments thereof) are exercisable.

            (g) Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted to Employees under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

                  (i) Dollar Limitation. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Options designated as Incentive Stock Options become exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted and (ii) the Fair Market Value of the shares shall be determined as of the time the Option with respect to such shares was granted.

                  (ii) 10% Stockholder. If any person to whom an Incentive
      Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of Common Stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, then the following special provisions shall be applicable to the Option granted to such individual:

                        (A) The Option price per share of the Common Stock
            subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant; and

                        (B) The Option shall not have a term in excess of five
            years from the date of grant.

Except as modified by the preceding provisions of this Subsection 7(g) and except as otherwise required by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

            (h) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.

            (i) Options to Consultants. Except as set forth in Section 7(d)(ii), Options granted to Consultants shall not be subject to Section 7(d) of the Plan, but shall have such terms and conditions pertaining to the Initial Vesting Period (if any), exercise date, and effect of termination of the consulting relationship as the Committee shall determine in each case. Unless otherwise stated, termination of the consulting relationship shall be deemed to have occurred at the completion of the consulting project for which Consultant was engaged at the time of the grant or termination of the Consulting Agreement, if earlier.

            (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Common Stock, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

            (k) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall be deemed to contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      (l) Limits. The following limitations shall apply to grants of Options to employees:

            (i) No employee shall be granted, in any fiscal year of the
                Company, Options to purchase more than 1,500,000 Shares.

                (ii) The foregoing limitations shall be adjusted
                     proportionately in connection with any change in the Company's capitalization or organization as described in Sections 9 and 10.

                (iii) If an Option grant made under the Plan is canceled
                      in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 9 or Section 10), the canceled Option grant will be counted against the limit set forth in
                      Section 7(l)(i), above. For this purpose, if the exercise price of an Option grant is reduced, the transaction will be treated as a cancellation of the Option grant and the grant of a new Option.

      8. Withholding Taxes; Stock Withholding to Satisfy Withholding Tax Obligations. Whenever, under the Plan, shares are to be issued in satisfaction of Options granted hereunder, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever, under the Plan, payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

      When a participant incurs tax liability in connection with the exercise or vesting of any Option, which tax liability is subject to tax withholding under applicable tax laws, and the participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the participant may satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount required to be withheld determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

      All elections by participant to have shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                  (i) the election must be made on or prior to the applicable Tax Date;

                  (ii) once made, the election shall be irrevocable as to the particular shares as to which the election is made;

                  (iii) all elections shall be subject to the disapproval of the Committee; and

                  (iv) if the participant is an officer or Director of the Company or other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act (collectively "Insiders"), the election may not be made during such time or times, if any, as are restricted by Rule 16b-3 or any successor provision.

      9. Recapitalization. In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions, or combinations of shares of Common Stock, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Common Stock deliverable in connection with any Option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable).

      10. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of separation, reorganization, or liquidation of the Company, then the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Options either (a) make appropriate provision for the protection of any such outstanding Options by the assumption or substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock, provided that in the case of Incentive Stock Options, such assumption or substitution comply with Section 424 of the Code, or (b) upon written notice to the participant, provide that the Option must be exercised within 30 days of the date of such notice or it will be terminated. In any such case, the Board or the Committee may, in its discretion, advance the lapse of vesting periods, Initial Vesting Periods, and exercise dates.

      11. Employment Relationship. Nothing in the Plan or any Award made hereunder shall be construed as a contract for employment or consulting for any period or shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any recipient's employment or consulting relationship at any time, with or without cause, nor confer upon any recipient any right to continue in the employ or service of the Company or any Subsidiary.

      12. General Restriction. Each Award shall be subject to the requirement that, if, at any time, the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such Award or the issue or purchase of shares thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

      13. Rights as a Stockholder. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of exercise. Once an Option is exercised by the holder thereof, the participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her holding is entered upon the records of the duly authorized transfer agent of the Company. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      14. Nonassignability of Awards. Awards made hereunder shall not be assignable or transferable by the recipient in accordance with their terms, except to the extent permitted by the tax and securities laws, including by will or by the laws of descent and distribution, and as otherwise consistent with the specific Plan provisions relating thereto.

      15. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

      16. Amendment, Suspension, or Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any participant in the Plan without his or her consent. Further, no amendment shall be made without the approval of the Company's stockholders that would materially increase benefits accruing to participants under the Plan, increase the aggregate number of securities to be issued under the Plan or modify the eligibility requirements for participants in the Plan. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or under Section 423 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

      17. Effective Date of the Plan. The Amended and Restated Plan is effective upon adoption by the Board and shall be subject to stockholder approval within 12 months of adoption by the Board. Options may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                               BOARD OF DIRECTORS

                              LSI LOGIC CORPORATION

                      2001 ANNUAL MEETING OF SHAREHOLDERS


P       The undersigned stockholder of LSI Logic Corporation, a Delaware
R       corporation, hereby acknowledges receipt of the Notice of Annual Meeting
O       of Stockholders and Proxy Statement, each dated March 26, 2001, and
X       hereby appoints Wilfred J. Corrigan and David G. Pursel, or either of
Y them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of LSI Logic Corporation to be held on May 2, 2001, at 1.00 p.m., local time, at the Sheraton Palace Hotel located at 2 New Montgomery Street, San Francisco CA 94105-3402, and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                                                                     SEE REVERSE
                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

[X] Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3, AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.     Election of Directors
NOMINEES: Wilfred J. Corrigan; James H. Keyes; Malcolm R. Currie;
          T.Z. Chu; R. Douglas Norby; Matthew J. O'Rourke;
          Larry W. Sonsini

                               FOR              WITHHELD
                               [ ]                 [ ]

[ ]
   ------------------------------------------------------
   For all nominees except those listed on the line above


Signature:                                          Date:
          ----------------------------------------        -------------

                                                                                      FOR      AGAINST        ABSTAIN
2.     Approval of amendment to the Amended and Restated Employee Stock Purchase      [ ]        [ ]             [ ]
       Plan to increase the number of shares of Common Sock reserved for issuance thereunder by 10,000,000.

3.     Approval of amendment to the 1991 Equity Incentive Plan to increase the        [ ]        [ ]             [ ]
       number of shares of Common stock reserved for issuance thereunder by
       5,000,000.

4.     Ratification of the appointment of PricewaterhouseCoopers LLP as               [ ]        [ ]             [ ]
       independent accountants for its 2001 fiscal year.

5. In the proxies' discretion on such other matters as may properly come before the meeting.

       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                    [ ]




(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



Signature:                                          Date:
          ----------------------------------------        -------------